SCHEDULE 14A
                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by Party other than the Registrant     [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement         [ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to
     Section 240.14a-12

                                CANEUM, INC.
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                 CANEUM, INC.
                          170 Newport Center Drive
                                 Suite 210
                          Newport Beach, CA  92660


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     Caneum, Inc. (the "Company") will hold its Annual Meeting of
Shareholders on May 31, 2007, at 10:00 AM, Pacific Time, at its offices located at 170 Newport Center Drive, Suite 210, Newport Beach, California. At the Annual Meeting, we will ask you to:

     *    Elect  five directors;

     * Ratify the appointment of LevitZacks, Certified Public Accountants, as our independent registered public accountant for the fiscal year ending December 31, 2007;

     * Consider a proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law; and

     * Transact any other business that may properly be presented at the annual meeting.

     If you own shares of the Company's Common Stock as of April 3, 2007, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. The Board of Directors has fixed April 3, 2007, as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any
postponements or adjournments of the meeting.   A list of these stockholders
will be available at the Company's offices at least ten days before the Annual Meeting.


     Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by completing, dating and signing the enclosed proxy card and return it in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.


                                        By order of the Board of Directors,


                                        Alan S. Knitowski, Chairman

April ____, 2007

                              TABLE OF CONTENTS

                                                                         Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING . . . . . . . .   1

VOTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ELECTION OF DIRECTORS (ITEM 1)  . . . . . . . . . . . . . . . . . . . . .   4

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES . . . . . . . . .   7
   Director Independence  . . . . . . . . . . . . . . . . . . . . . . . .   7
   Board Attendance . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Committees of the Board of Directors . . . . . . . . . . . . . . . . .   8
   Report of the Audit Committee . . . . . . . . .. . . . . . . . . . . .   9

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  . . . . . . .   9
   Fees Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   Audit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

CORPORATE GOVERNANCE MATTERS  . . . . . . . . . . . . . . . . . . . . . .  10
   Shareholder Communications with the Board of Directors . . . . . . . .  10
   Overview of Director Nominating Process  . . . . . . . . . . . . . . .  11
   Code of Ethics . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

OWNERSHIP OF COMPANY SECURITIES . . . . . . . . . . . . . . . . . . . . .  11
   Beneficial Owners of More than Five Percent, Directors, and Management  11
   Equity Compensation Plan Information . . . . . . . . . . . . . . . . .  12
   Section 16(a) Beneficial Ownership Reporting Compliance  . . . . . . .  13

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Executive Compensation Summary . . . . . . . . . . . . . . . . . . . .  13
   Equity Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Director Compensation  . . . . . . . . . . . . . . . . . . . . . . . .  17

CERTAIN TRANSACTIONS AND RELATIONSHIPS  . . . . . . . . . . . . . . . . .  18

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
 FIRM (ITEM 2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

LIMITATION OF LIABILITY PROPOSAL (ITEM 3) . . . . . . . . . . . . . . . .  20

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Information About Shareholder Proposals  . . . . . . . . . . . . . . .  21
   Additional Filings . . . . . . . . . . . . . . . . . . . . . . . . . .  21

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                 CANEUM, INC.
                              PROXY STATEMENT
                                  FOR THE
                    2007 ANNUAL MEETING OF SHAREHOLDERS

_____________________________________________________________________________

          QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
_____________________________________________________________________________

Q:   Why did I receive this Proxy Statement?

A: Because you are a shareholder of Caneum, Inc. as of April 3, 2007, the record date, and are entitled to vote at the 2007 Annual Meeting of Shareholders, the Board of Directors is soliciting your proxy to vote at the meeting. As of the record date, there were 7,820,000 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

     This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. This Proxy Statement and proxy card were first mailed to shareholders on or about April ____, 2007.


Q:   What am I being asked to vote on?

A:   You are being asked to vote on the following items:

       * Election of Suki Mudan, Alan S. Knitowski, Luan Dang, Dr. Avtar Singh Ranshi, and Robert F. Mitro as directors of the Company, each for a term of one year;

       * Ratification of the appointment of LevitZacks as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007;

       * A proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law; and

       *  Any other matter properly introduced at the meeting.


Q:   What are the voting recommendations of the Board of Directors?

A:   The Board recommends the following votes:

       *  FOR each of the director nominees (Item 1);

       *  FOR ratification of the appointment of LevitZacks; and

       * FOR the proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law (Item 3).


Q:   Will any other matters be voted on?

A: We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Suki Mudan and Alan S. Knitowski to vote on such matters in their discretion.


Q:   How do I vote?

A: If you return your signed proxy card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy/voting instruction card will be voted "For" the nominees for director, "For" ratification of the appointment of LevitZacks and "For" the proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law.

     If your shares are held in a brokerage account in your broker's name (also known as "street name"), you should follow the instructions for voting provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions, your broker or nominee will vote your shares as you have directed.

     Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

     In the election of directors, shareholders may elect to cumulate their votes as described below under "What does cumulative voting mean?"


Q:   What does cumulative voting mean?

A: Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of common shares you own multiplied by the number of directors to be elected. For example, since five directors are standing for election at the Annual Meeting, if you hold 100 shares of common stock, you may cast 500 votes (5 times 100) in the election of directors. You may distribute those votes among as few or as many of the five nominees as you wish. In other words, in the example provided, you may cast all 500 votes "FOR" one nominee or allocate your 500 votes among two or more nominees, as long as the total equals 500 votes.

     If you received a proxy card and wish to vote cumulatively, you must:
       * write the words "cumulate for" in the space provided under Item 1 of the proxy card; and
       * write the name of each nominee and the number of votes to be cast for each nominee in that space.

     If you vote cumulatively, please check to be sure that the votes you cast add up to the number of shares you own multiplied by 5. If the number of votes does not add up correctly, your votes will not be counted until a properly completed proxy card has been received.

     The cumulative voting feature for the election of directors also is available by voting in person at the annual meeting. If you are the beneficial owner of shares held in street name and wish to vote cumulatively, you will need to contact your broker, bank or other nominee holder of your shares.


Q:   Can I change my vote?

A: Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
       *  Submitting a valid, later-dated proxy;
       * Notifying the Company's Corporate Secretary in writing that you have revoked your proxy; or
       *  Completing a written ballot at the Annual Meeting.


Q:   Is my vote confidential?

A: Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to the Company's directors, officers or employees, except in limited circumstances, including:
       *  When disclosure is required by law;
       *  During any contested solicitation of proxies or
       * When written comments by a shareholder appear on a proxy card or other voting material.

Q:   What will happen if I do not instruct my broker how to vote?

A: If your shares are held in street name and you do not instruct your broker how to vote, your broker may vote your shares at its discretion on routine matters such as the election of directors (Item 1) or ratification of the independent registered public accounting firm
     (Item 2). On non-routine matters, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called "broker non-votes." Broker non-votes will have no impact on the proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law (Item 3).


Q:   How many shares must be present to hold the Annual Meeting?

A: Holders of at least one-third of the shares of outstanding Common Stock as of the record date must be represented at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, "Withheld" votes and broker non-votes also will be counted in determining whether a quorum exists.


Q:   What vote is required to approve the proposals?

A: In the election of directors, the five nominees receiving the highest number of "For" votes will be elected.

     The proposal to ratify the appointment of LevitZacks will require approval by a majority of the shares present at the meeting and entitled to vote.

     The proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law will require approval by a majority of the shares entitled to vote.

     Broker non-votes, if any, will have no impact on the other proposals.


Q:   Who can attend the Annual Meeting?

A:   All Company shareholders as of April 3, 2007, may attend the Annual
     Meeting.


Q:   Where can I find the voting results of the Annual Meeting?

A: We plan to announce preliminary voting results at the Annual Meeting and to publish final results in our Quarterly Report on SEC Form 10-QSB for the Quarterly Period Ended June 30, 2007.

_____________________________________________________________________________

                             VOTING REQUIREMENTS
_____________________________________________________________________________

     Only our shareholders of record at the close of business on April 3, 2007, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 7,820,000 shares of our common stock. Each outstanding share of our common stock is entitled to one vote, except for the election of directors which permits cumulative voting. Each share voted for the election of directors is entitled to five votes, one each for the election of five directors, and the five votes may be cast for a single person or may be distributed among two or more persons.

_____________________________________________________________________________

                        ELECTION OF DIRECTORS (ITEM 1)
_____________________________________________________________________________

     The Board of Directors has nominated the following individuals for election as directors: Suki Mudan, Alan S. Knitowski, Luan Dang, Dr. Avtar Singh Ranshi, and Robert F. Mitro. Each of the nominees currently is serving as a director of the Company. All nominees have consented to serve for the new term.

     The following table sets forth as of April 3, 2007, the name, age, and position of our executive officers and directors, as well as certain significant employees:
                                                                      Director
     Name                   Age   Position(s)                         Since
     ----                   ---   -----------                         --------
     Suki Mudan             58    President and Director                2002
     Gary D. Allhusen       45    Executive Vice-President &             --
                                  Chief Operating Officer
     Alan S. Knitowski      37    Chairman                              2003
     Luan Dang              35    Vice-Chairman                         2005
     Robert F. Mitro        65    Director                              2003
     Avtar Singh Ranshi     59    Director                              2003
     Michael A. Willner     52    Senior Vice-President                  --
     Robert J. Morris       37    Senior Vice-President                  --
     Heather J. Jeanblanc   37    Vice-President Finance & Accounting    --
     Jesper Lindorff        35    CEO of Caneum India Pvt Ltd            --
     Neeraj Sehgal          34    CTO of Caneum India Pvt Ltd            --

     Directors are elected for a term of one year and until their successors are elected and qualified. Annual meetings of the stockholders, for the selection of directors to succeed those whose terms expire, are to be held at such time each year as designated by the Board of Directors. Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

     Set forth below is certain biographical information regarding our current executive officers and directors:

     SUKI MUDAN has been the President since August 1, 2002. Mr. Mudan was the COO and Venture Partner of IP Capital Partners in La Jolla, California from 2001 to 2002. IP Capital Partners was focused on identifying and creating value in early to mid stage technology companies that are poised to become future leaders in their specific market segments. IP Capital leverages its access and special ties to the region's universities and research centers with its deep business community and industry contacts to identify and facilitate the growth of next generation technology companies. From 1998 to 2001 Mr. Mudan was a senior consultant at Nextera Interactive, a technology and management consulting company that was part of Knowledge Universe. In 1985, he founded Comwave Inc., originally a Packet Data radio company and subsequently a fax broadcasting company that was acquired by a publicly traded company in 1994. In his capacity as CEO, he led the company from a small UK based company to becoming a global company with offices in various countries interconnected by a private data network. Previously, from 1981 to 1985, Mr. Mudan was a strategy consultant with Booz Allen and Hamilton. Mr. Mudan graduated in Chemical Engineering from Imperial College, London University and holds a Masters degree in Management Studies from Balliol College, Oxford University.

     GARY D. ALLHUSEN was appointed as our Executive Vice-President on March 17, 2004, and as our COO on June 22, 2006. From February 2003 until March 2004, Mr. Allhusen was a Director in the Communications Industry Practice with EDS selling and delivering large transformational consulting and outsourcing programs. Mr. Allhusen also set up EDS' strategic transformational outsourcing practice focused on the business and information technology transformational outsourcing market. From July 2000 through January 2003, Mr. Allhusen was a Principal with A. T. Kearney, a high value management consulting firm and subsidiary of EDS. While at A. T. Kearney, Mr. Allhusen focused on providing information technology strategy and alignment consulting services to large multi-national organizations. He was also responsible for embedding business process transformation and information technology operational excellence services into large EDS outsourcing deals. Major clients of Mr. Allhusen included Sprint, Bechtel, i2 Technologies, Hewlett-Packard, Boeing, Solar Turbines, Jet Propulsion Laboratory, Warner Brothers Studios, and Warner/Elektra/Atlantic. From June 1994 until July 2000, he was employed by Ernst & Young LLP. From June 1989 through May 1994, he was employed by Hughes Space and Communications Company and from August 1984 through August 1987, he was employed by the New York State Energy Research and Development Authority.

     In 1984, Mr. Allhusen received a Bachelor of Science degree in mechanical and aerospace engineering from Sibley School, Cornell University. In 1989, he received his MBA from Johnson Graduate School of Management, Cornell University. And in 1993 he received a Master of Engineering degree in operations research and industrial engineering from the School of Operations Research and Industrial Engineering, Cornell University. He has published and spoken at major conferences on the topic of Information Technology Strategy and Alignment. He is also active on the Management Committee for the Special Olympics of Southern California Summer Games' Tennis Venue where he is responsible for running the annual competition.

     ALAN KNITOWSKI has been our Chairman since 2003. He has been the President of Alternative Investments for Curo Capital, LLC, since January 2007, and has been Co-Manager of the Curo Capital Appreciation Fund I, LLC, since January 2007. He has also been Chairman of Trycera Financial, Inc. (OTC BB: TRYF), a company engaged in developing, deploying and marketing semi-custom and customized branded prepaid and stored value card solutions, since 2004. Mr. Knitowski was the Founder and has served as the Managing Director of Ecewa Capital Group, LLC, since January 2004. He was the Co-Founder and has served as the Managing Director of Trymetris Capital Management, LLC, and the Trymetris Capital Fund I, LLC, since April 2004. He has served as a Director of WindSpring, Inc., since January 2004, as an advisor of Edgewater Networks, Inc., since June 2005, as a Director of Vootage, Inc., since January 2007, and as an Angel Investor of numerous technology, media, biotechnology and energy companies.

     Previously, from 2000 to 2003 Mr. Knitowski was Co-Founder and Director of Telverse Communications, Inc., a next-generation advanced services ASP focused on wholesale communications services for carriers, service providers and value-added resellers, which was acquired in July 2003 by Level 3 Communications (NASDAQ: LVLT). Most recently, Mr. Knitowski was Director of Marketing for the Voice Technology Group at Cisco Systems from November 2000 to March 2003 and was responsible for business, market and community development, including business planning and strategy for Cisco's global packet communications initiatives. In November 2000, Mr. Knitowski joined Cisco as part of the Vovida Networks acquisition, where he served as Co-Founder, President and CEO and led the company from idea conception in January 1999 through its eventual acquisition by Cisco (NASDAQ: CSCO) in November 2000.

     From December 2000 to October 2002, Mr. Knitowski was an Angel Investor and Director of vCIS, a proactive software behavior analysis and anti-virus security company, and helped negotiate and structure its acquisition by Internet Security Systems (NASDAQ: ISSX). Additionally, he was a Founding Director of both the Open Multimedia Protocol Alliance (OMPA) and the International Softswitch Consortium (ISC) in early 1999, which were subsequently merged and scaled to nearly 200 companies prior to renaming itself to become the International Packet Communications Consortium (IPCC) in 2003. During his tenure at the consortium, Mr. Knitowski served as its Vice Chairman, Co-Chair of its Government Liaison Working Group and one of its external evangelists.

     Previously, Mr. Knitowski worked in various operational, line management and consulting roles with The Results Group (1998 - 1999), Nortel Networks (1996 - 1998), Hewlett Packard (1991) and the United States Army (1991 -
1996), where he served as an Airborne, Air Assault and Ranger qualified Captain in the Corps of Engineers both domestically and abroad.
Mr. Knitowski holds an MBA from the University of California at Berkeley
(1999), an MS in industrial engineering from the Georgia Institute of Technology (1992) and a BS in industrial engineering from the University of Miami (1991). He has delivered and moderated general and executive sessions at various events and conferences within the communications industry, has appeared on radio and television to discuss next-generation networking and packet communications and has delivered educational sessions on next-generation networking and packet communications to the United States Federal Communications Commission.

     LUAN DANG has been President of Strategic Investments for Curo Capital LLC since January 2007, and has been Co-Manager of the Curo Capital Appreciation Fund I LLC, since January 2007. He has also been President of Alternative Investments for Trymetris Capital Management LLC, and Co-Manager of the Trymetris Capital Fund I LLC, since January 2007. He has served as Vice Chairman of Trycera Financial, Inc. (OTC BB: TRYF), a company engaged in developing, deploying and marketing semi-custom and customized branded prepaid and stored value card solutions, since 2004, and currently serves on the audit committee and chairs the compensation committee. He has also been an Advisor of Bitfone, Inc. (acquired by Hewlett-Packard (NYSE: HPQ) in December 2006), since 2006, of Vootage, Inc. since January 2007, and of Edgewater Networks, Inc., since June 2005. Mr. Dang was a director of engineering for Cisco Systems from November 2000 until February 2005, overseeing the development of VoIP products and strategies and the next generation SIP call control. From February 1999 until November 2000 he was Co-Founded of and employed by Vovida Networks, a software development firm for VoIP, as CTO and Senior Vice-President. From 1999 to 2002, Mr. Dang served as a member of the Technical Advisory Council for the International Softswitch Consortium, which has become the International Packet Communications Consortium. In addition to filing two telephony patents for voice-over-IP in 1999 and caller IP in 1998, he holds a patent on display screen management apparatus in 1997. He is the co-author of a book entitled Practical VoIP that is currently being used as a core textbook for teaching VoIP system development at universities worldwide. Mr. Dang received his BS degree in computer science from the University of California at San Diego in 1992. He received his MS degree in computer science from Stanford University in 1996. Mr. Dang has been an honored speaker at national and international conferences in the telecom industry, including acting as Chairman of the Media Gateway Control 2000 Conference in La Defense, France.

     ROBERT F. MITRO was the Vice Chairman of the board from June 11, 2003, until 2005, and has been a Director of the company since 2003. He had been retired since October 2002. In December 2005, Mr. Mitro was elected to he board of directors of STEP Communications which is a noise elimination and voice separation acoustics software technology company. Since January 2004, he has also been the Chairman of the board for Windspring, Inc. [formerly Zentronix Pty Limited (Australia)], which has introduced an innovative data miniaturization software technology to supersede traditional compression technology for wireless, digital mapping and high speed storage and search applications. From February 2005 to March 2007, Mr. Mitro also assumed the WindSpring CEO position. From January 2001 until October 2002, he was President and CEO of vCIS, Inc., a proactive software behavior analysis and anti-virus security company which was acquired by Internet Security Systems in 2002. Prior to joining vCIS Technology, Mr. Mitro has held numerous executive positions including President of eCycle, Inc. from January 1998 to April 1999; President and COO of Engelhard/ICC from June 1994 to April 1995; Senior Vice-President and General Manager of PictureTel Sales, Marketing and Services Group from September 1988 to June 1994; Vice-President Sales and Marketing for Harris Corporation from October 1985 to July 1988; plus Group Director for IBM Storage Systems Group from October 1984 to September 1985, and Manager for IBM Engineering/Scientific Marketing from March 1981 to September 1984 during a 17 year career at IBM from November 1968 to September 1985. In addition to his general management experience, Mr. Mitro has had a successful 30 year sales, marketing and business development career in maximizing revenues and profits for a variety of companies in the high tech industry, including extensive experience in business strategy and development, organization development, market entry for emerging products and markets, global market and channel development; strategic partner alliances, and joint venture investment strategies for both large corporations and start-up companies alike. Mr. Mitro has recently served on the board of directors of Vovida Networks from February 1999 to November 2000 when it was acquired by Cisco Systems. He has served as a director of Telverse Communications from August 2000 to July 2003 when it was acquired by Level 3 Communications, and vCIS Technology from January 2001 to October 2002 when it was acquired by Internet Security Systems. Mr. Mitro received a Bachelor of Engineering from Stevens Institute of Technology, Hoboken, New Jersey, in 1965, and completed Executive Programs at the Graduate Schools of Business at Harvard University in 1975 and the University of Michigan in 1979.

     DR. AVTAR SINGH RANSHI has been a Director of the board since 2003, and has also been a director of Spotform, PLC, an English limited liability company engaged in the car and van rental business, since 1991. He received his Bachelor of Science, Masters of Science, and Doctorate degrees from the University of Manchester, UK, in 1970, 1972, and 1974, respectively.
Dr. Ranshi worked for four years, from 1975 to 1978, for National Nuclear Corporation primarily focusing on the structural impact of an earthquake or aircraft impact on nuclear power stations. He then worked for twelve years, from 1978 to 1990, for SDRC, a US company, where he held several management positions in Technical Support, Sales, Marketing and General Management with profit and loss responsibility. With SDRC he also spent four years in Germany as the Country Manager for Central Europe with complete control of all business in Germany, Austria, Switzerland and emerging eastern European countries. Dr. Ranshi has authored several technical papers in international journals from his Masters and Doctoral research, as well as from his work at National Nuclear Corporation and SDRC. He has also presented technical papers at several international conferences.

     MICHAEL A. WILLNER has served as our Senior Vice-President since
March 28, 2006. He has served as President of Tier One Consulting, Inc., our wholly owned subsidiary, since March 2003. From January 2002 until January 2003 he was employed as Senior Vice-President of Sertan, a software company. From June 1999 until October 2001, Mr. Willner was employed as President of Net-Strike Worldwide, an employee management firm. He received his Juris Doctor degree from Antioch School of Law in 1979.

     ROBERT J. MORRIS has served as our Senior Vice-President since March 28, 2006. He has served as Vice-President and Chief Financial Officer of Tier One Consulting, Inc., our wholly owned subsidiary, since March 2003. From October 2000 until October 2002 he was employed as Vice-President of Operations for Net-Strike Worldwide, a professional IT services company.
Mr. Morris received his MBA degree in 1998 from Loyola Marymount.

     HEATHER J. JEANBLANC served as Director of Operations/Controller for Industria Solutions, Inc. in Mountain View, California, from January 2000 through June 2001. From June 2001 through June 2004 she served as Vice-President and CFO for Silver Oak Partners, Inc. of Boston,
Massachusetts.  From June 2004 through April 2005 she served as Chief
Financial Officer for ZZyzx Peripherals Inc. in San Diego, California.
Ms. Jeanblanc graduated with a Bachelor of Arts degree in Management from Saint Martin's College, Olympia, Washington, in 1992. Ms. Jeanblanc has passed the financial and law sections of the CPA examination, but she has not yet passed the remaining portions of the examination.

     JESPER LINDORFF has served as the chief executive officer and a Director of the Board of Caneum India Pvt Ltd, formerly Continuum Services Pvt Ltd, since April 2002. Mr. Lindorff received his Master of Science in Business Administration, Accounting and Finance in 2006 from Stockholm School of Economics.

     NEERAJ SEHGAL has served as the chief technical officer of Caneum India Pvt Ltd, formerly Continuum Services Pvt Ltd, since April 2002. From April 2002 until December 2006, he also served as Director of the Board.
Mr. Sehgal received his Master of Business Administration in 2007 from IMSAR, India.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

_____________________________________________________________________________

           INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
_____________________________________________________________________________

Director Independence

     Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. As a result, we have adopted the independence standards of the American Stock Exchange to determine the independence of our directors and those directors serving on our committees. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the Company's Board of Directors, free of any relationship that would interfere with the exercise of independent judgment. Our Board of Directors has determined that three of our directors, Robert F. Mitro, Luan Dang, and Dr. Avtar Singh Ranshi, would meet this standard and therefore, would be considered to be independent.

Board Attendance

     The Board of Directors met eight times in 2006. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he served. All directors attended each meeting of the Board of Directors with the exception of one meeting missed by one director.

Mr. Knitowski serves as chairman at all meetings of the Board of Directors. During 2006, the Company's non-management directors did not meet in executive session.

     The Board has not adopted any policy with regard to Board members' attendance at annual meetings of shareholders. This is the first annual meeting of shareholders held by the Company.

Committees of the Board of Directors

     In August 2003 our Board created an Audit Committee and a Compensation Committee. Luan Dang and Dr. Avtar Singh Ranshi currently serve on each committee as independent directors. Mr. Dang is chair of the compensation committee and Dr. Ranshi is chair of the audit committee. Our Board of Directors has determined that we do not have an audit committee financial expert serving on our Audit Committee. Our board has determined that the need for an audit committee financial expert during our initial phase of operations does not warrant the expense to retain such an expert.

     The Audit Committee held three meeting in 2006. It does not have a charter. However, the Board has assigned the committee the duties generally to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices; monitor the integrity of our financial reporting process, systems of internal controls and disclosure controls regarding finance, accounting and legal compliance; review areas of potential significant financial risk to the Company; review consolidated financial statements and disclosures; appoint an independent registered public accounting firm for ratification by our shareholders; monitor the independence and performance of our independent registered public accountants and internal auditing department; pre-approve all audit and non-audit services provided by our independent registered public accountants; review the scope and results of the annual audit including reports and recommendations of our independent registered public accountants; review the internal audit plan, results of internal audit work; and periodically meet with our internal audit group, management, and independent registered public accounting firm.

     The Compensation Committee held one meeting in 2006; all other actions were taken by unanimous written consents. This committee does not have a charter. However, the Compensation Committee's responsibilities generally assigned to it by the Board include the following: approve and oversee the implementation of the executive and director compensation philosophy, policies and programs; consider and recommend for approval by the Board all executive compensation programs including benefits, stock option plans and stock ownership plans; and promote an executive compensation program that supports the overall objective of enhancing shareholder value. The Compensation Committee has been given authority to retain and terminate consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee has sole authority to approve related fees and retention terms. The Committee annually evaluates the CEO's performance in light of established goals and objectives. Based upon the Committee's evaluation and recommendation, the committee sets the CEO's annual compensation, including salary, bonus, incentive and equity compensation and perquisites. The CEO annually reviews the performance of each of our senior officers. The CEO also annually reviews the performance of our other senior officers and provides oversight of management's evaluations of our other officers. The Compensation Committee has not been given power to delegate any authority described above to other persons. The Compensation Committee has not engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation.

     In October 2003, we established an advisory board to assist management in its business goals. The members of the Advisory board are Jason Daggett, Roger Goulette, Romir Bosu, Paul D. McNulty, David Oppenheimer, Andrew Quintero, and John T. Wells, Jr. Jason Daggett was appointed to the advisory board effective July 28, 2004. On December 30, 2005, we appointed an additional member and chairman to the advisory board, Roger Goulette. As compensation to him for accepting this appointment, we granted to him 40,000 shares and options to purchase a total of 50,000 shares at $.85 per share.
The shares vest based on performance and is tied to generating $500,000 in revenue. Each quarter we divide the revenue attributed to Mr. Goulette for the quarter by $500,000 to calculate the percentage of the stock grant that would vest for that quarter. Of the options, 40,000 options vest one-eighth (1/8th) at the end of each 90 day period, provided that Mr. Goulette remains on the advisory board, and 10,000 options vest one-fourth (1/4th) at the end of each 90 day period, provided that Mr. Goulette remains as the chairman of the advisory board. The options also vest immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan. The stock and options were granted under our 2002 Stock Option/Stock Issuance Plan. On November 7, 2006, Mssrs Bosu, McNulty, Oppenheimer, Quintero and Wells were appointed to the advisory board. As compensation for accepting their appointments, we granted each 40,000 shares and options to purchase 40,000 shares at $.68 per share. The shares vest based on performance and are tied to generating $500,000 in revenue.
Each quarter we divide the revenue attributed to each grantee for the quarter by $500,000 to calculate the percentage of the stock grant that would vest for that quarter. Of the options, 40,000 options vest one-eighth (1/8th) at the end of each 90 day period, contingent upon continued service on the advisory board. The options also vest immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan. The stock and options were granted under our 2002 Stock Option/Stock Issuance Plan.

     On March 11, 2004, the Board of Directors created a Disclosure Committee composed of our President, Chairman and Chair of our Audit Committee. The purpose of the Disclosure Committee is to assist our principal executive officer and the principal financial officer in fulfilling their responsibility for oversight of the accuracy and timeliness of disclosures made by us in our periodic reports.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended December 31, 2006, with management and LevitZacks, the Company's independent registered public accounting firm. Management is responsible for the Company's internal control over financial reporting and the financial statements, while LevitZacks is responsible for conducting its audit in accordance with generally accepted auditing standards and expressing opinions on the Company's financial statements in accordance with U.S. generally accepted accounting principles (GAAP).

     The Audit Committee reviewed with LevitZacks the overall scope and plans for their audit of the Company's financial statements. The Audit Committee also discussed with LevitZacks matters relating to the quality and acceptability of the Company's accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards
(SAS) No. 61, as amended by SAS No. 90. In addition, the Audit Committee reviewed and discussed with LevitZacks the auditor's independence from management and the Company, as well as the matters included in written disclosures received from LevitZacks as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. As part of its review, the Audit Committee reviewed fees paid to LevitZacks and determined that LevitZacks did not perform any non-audit services for the Company during 2006.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     MEMBERS OF THE AUDIT COMMITTEE:

     DR. AVTAR SINGH RANSHI
     LUAN DANG

_____________________________________________________________________________

          FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
_____________________________________________________________________________

Fees Paid

     LevitZacks served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2006. Haskell & White LLP served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2005. The following fees were paid to our independent registered public accounting firms for services rendered during the Company's last two fiscal years:

     Audit Fees

     The aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in the quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2006 and 2005 were $73,770 and $60,315, respectively.

     Audit-Related Fees

     There were no fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of the financial statements, other than those previously reported above, for the fiscal years ended December 31, 2006 and 2005.

     Tax Fees

     There were no fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005.

     All Other Fees

     There were no other fees billed for products or services provided by the principal accountant, other than those previously reported above, for the fiscal years ended December 31, 2006 and 2005.

Audit Committee

     Our Audit Committee was created on August 14, 2003. Prior to that date the function of overseeing our accounting and financial reporting processes, and the audits of our financial statements, was performed by our board of directors.

     Our Audit Committee has considered whether the non-audit services provided by our auditors to us are compatible with maintaining the independence of our auditors and concluded that the independence of our auditors is not compromised by the provision of such services. Our Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by our independent auditor prior to engagement.

_____________________________________________________________________________

                         CORPORATE GOVERNANCE MATTERS
_____________________________________________________________________________

Shareholder Communications with the Board of Directors

     Our current policy is to permit security holders to recommend candidates for election as directors and to provide for a process for stockholders to send other communications to the Board of Directors. Stockholders may send communications to the Board of Directors by contacting our President, Mr. Mudan, in one of the following ways:

     *    In writing at 170 Newport Center Drive, Suite 210, Newport Beach,
          CA  92660;
     *    By e-mail at suki@caneum.com

     The President will submit each nomination or communication received to the Board of Directors at the next regular meeting. At such meeting the Board will consider such director candidates recommended by security holders. We have not received any nominations from security holders and therefore have not determined a process for evaluating nominees for director based upon whether the nominee is recommended by a security holder.

Overview of Director Nominating Process

     We do not have a standing Nominating Committee; recommendations for candidates to stand for election as directors are made by the Board of Directors. Each director participates in the consideration of director nominees. We believe it is appropriate not to have a separate Nominating Committee at this early stage of our operations.

     We have not established any minimum qualifications which must be met by a nominee and have not determined any specific qualities or skills that a nominee must possess to serve on the Board of Directors. We have not and do not intend to engage any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Code of Ethics

     On March 10, 2004, the Board of Directors adopted a Code of Ethics. The purpose of the Code of is to set the expectations of the highest standards of ethical conduct and fair dealings. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

_____________________________________________________________________________

                       OWNERSHIP OF COMPANY SECURITIES
_____________________________________________________________________________

Beneficial Owners of More than Five Percent, Directors, and Management

     The following table sets forth certain information furnished by current management concerning the ownership of the common stock of our company as of April 3, 2007, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address              Amount and Nature of          Percent of
of Beneficial Owner           Beneficial Ownership(1)       Class(2)
-------------------           -----------------------       ----------
Sukhbir Singh Mudan                1,320,822(3)              15.0%
170 Newport Center Dr.
Suite 210
Newport Beach, CA 92660

Gary D. Allhusen                     831,451(4)               9.6%
170 Newport Center Drive
Suite 210
Newport Beach, CA  92660

Alan S. Knitowski                  1,993,423(5)              22.8%
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660

Luan Dang                            487,407(6)               6.0%
2 San Joaquin Plaza
Suite 240
Newport Beach, CA 92660

Robert F. Mitro                    1,284,611(7)              15.3%
348 Bean Ave.
Los Gatos, CA 95030

Avtar Singh Ranshi                   287,500(8)               3.6%
66 Marshals Drive
St. Albans, Hertfordshire
UK  ALI 4RF

Michael A. Willner                   312,500(9)               3.8%
170 Newport Center Dr.
Suite 210
Newport Beach, CA 92660

Robert J. Morris                     312,500(9)               3.8%
170 Newport Center Dr.
Suite 210
Newport Beach, CA 92660

Heather J. Jeanblanc                  29,412                   *
170 Newport Center Dr.
Suite 210
Newport Beach, CA 92660

Executive Officers and             6,859,726                 56.2%
Directors as a Group
(9 Persons)

Iain Stuart Allison                  424,357                  5.4%
5 Ravenscroft Rd.
Oxon RG9 2DH
United Kingdom
__________
* Less than 1%
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.
(2) Applicable percentages are based on 7,820,000 shares of our common stock outstanding on April 3, 2007.
(3)  Includes 996,213 shares issuable upon exercise of options.
(4)  Includes 796,875 shares issuable upon exercise of options.
(5) Includes 766,667 shares issuable upon exercise of options, 166,667 issuable upon exercise of warrants held by a family trust, and 1,060,089 shares held by a family trust.
(6) Includes 252,083 shares issuable upon exercise of options and 33,333 shares issuable upon exercise of warrants.
(7) Includes 600,000 shares issuable upon exercise of options and 684,611 shares held by a living trust.
(8) Includes 137,500 shares issuable upon exercise of options and 25,000 shares issuable upon exercise of warrants.
(9)  Consists of 312,500 shares issuable upon exercise of options.


Equity Compensation Plan Information

     The following table sets forth as of the most recent fiscal year ended December 31, 2006, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

                                                                             Number of securities remaining
                              Number of securities to  Weighted-average      available for future issuance
                              be issued upon exercise  exercise price of     under equity compensation plans
                              of outstanding options,  outstanding options,  (excluding securities reflected
                              warrants and rights      warrants and rights   in column (a) and (b))
                                        (a)                    (b)                         (c)
                              -----------------------  --------------------  -------------------------------
Equity compensation plans
approved by security holders        7,569,761                 $0.78                    6,270,596(1)

Equity compensation plans not
approved by security holders             0                      0                           0

     Total                          7,569,671                 $0.78                    6,270,596

_________
     (1) We have a single equity compensation plan designated as the 2002 Stock Option/Stock Issuance Plan which is authorized to issue up to 15,000,000 shares. At December 31, 2006, we had granted 644,279 shares under the plan and options for 515,454 shares had been exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

     The following table identifies each person who, at any time during the fiscal year ended December 31, 2006, was a director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

                                       Number of Transactions
                         Number of       Not Reported on a       Reports
Name                    Late Reports        Timely Basis        Not Filed
----                    ------------   ----------------------   ---------
Robert F. Mitro              1                   1                  0
Avtar Singh Ranshi           1                   1                  0
Suki Mudan                   1                   1                  0
Alan S. Knitowski            2                   2                  0
Luan Dang                    1                   1                  0

_____________________________________________________________________________

                            EXECUTIVE COMPENSATION
_____________________________________________________________________________

Executive Compensation Summary

     The following table sets forth the compensation of the named executive officers for each of the two fiscal years ended December 31, 2006 and 2005:

                          SUMMARY COMPENSATION TABLE

                                                       Option       All Other
      Name &                  Salary      Bonus        Awards      Compensation    Total
Principal Position    Year     ($)         ($)          ($)            ($)          ($)
------------------    ----   --------   ----------   -----------   ------------   --------
Suki Mudan, CEO       2006   $120,000       0           $9,167       $17,528      $146,695
                      2005   $120,000    $42,000      $177,328       $15,069      $354,397

Alan S. Knitowski,    2006   $120,000       0           $9,167       $17,528      $146,695
Chairman              2005   $120,000    $54,000      $177,328       $15,069      $366,397

Gary D. Allhusen,     2006   $120,000       0          $61,375       $17,528      $198,903
COO & Executive       2005   $120,000    $42,600      $146,374       $15,069      $230,386
Vice-President

Michael A. Willner,   2006   $108,000       0         $110,252       $12,134      $230,386
Senior Vice-President 2005   $120,000       0            0              0         $120,000

Robert J. Morris,     2006   $108,000       0         $110,252       $12,134      $230,386
Senior Vice-President 2005   $120,000       0            0              0         $120,000

     During 2005, we granted stock bonuses under our 2002 Stock Option/Stock Issuance Plan to Messrs Mudan, Knitowski, and Allhusen pursuant to our employment agreements with these individuals. On November 16, 2005, we issued 59,155 shares to Mr. Mudan, 76,056 shares to Mr. Knitowski, and 60,000 shares to Mr. Allhusen. The value of these stock bonuses was the 2005 compensation charge dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. In addition to the base salaries and stock bonuses paid to the named executive officers, we also provided employee benefit packages to each party consisting of medical, dental, and vision insurance coverage, a 401k plan with no matching amounts, short and long term disability insurance coverage, and life insurance coverage for $50,000.

     On October 28, 2003, our Compensation Committee approved employment agreements with Sukhbir Singh Mudan, our President, and Alan S. Knitowski, our Chairman. The following description sets forth the material individual terms of these agreements:

     * Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan expires on March 31, 2008. If on or before March 31, 2008, he notifies us in writing that he is willing to negotiate in good faith to enter into a new employment agreement, we will pay him a bonus of $60,000, payable in cash or common stock. He is required to devote not less than 100% of his business time to the business of Caneum. His base salary is $120,000 per annum. He received options to purchase 1,000,000 shares at $.55 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. On October 26, 2004, the Compensation Committee granted 13,065 restricted shares to Mr. Mudan as a performance bonus for 2004. These shares vested on January 2, 2005. On November 16, 2005, the Compensation Committee granted 59,155 restricted shares to Mr. Mudan as a performance bonus for 2005. These shares vested on January 2, 2006.

     * Alan S. Knitowski. The initial period of the employment agreement for Mr. Knitowski expires on March 31, 2008. If on or before March 31, 2008, he notifies us in writing that he is willing to negotiate in good faith to enter into a new employment agreement, we will pay him a bonus of $60,000, payable in cash or common stock. Mr. Knitowski is required to devote his best efforts to performing well all duties that Caneum may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum. He received options to purchase 1,000,000 shares at $.55 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. On October 26, 2004, the Compensation Committee granted 14,033 restricted shares to Mr. Knitowski as a performance bonus for 2004. These shares vested on January 2, 2005. On November 16, 2005, the Compensation Committee granted 76,056 restricted shares to Mr. Knitowski as a performance bonus for 2005. These shares vested on January 2, 2006.

     On March 17, 2004, our Compensation Committee approved an employment agreement with our Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen expires on March 29, 2008. Beginning on the initial expiration date, and on each anniversary thereafter, unless it is terminated earlier as provided therein or Caneum delivers written notice to Mr. Allhusen of its intention not to extend the employment agreement at least ninety days before such anniversary date, the term of the employment agreement will automatically be extended for one additional year. He is required to devote 100% of his business time to the business of Caneum. His base salary is $120,000 per annum. He received options to purchase 750,000 shares at $.75 per share as additional compensation for entering into the agreement. All of these options have vested and are available for exercise. On June 22, 2006, we granted him 250,000 options exercisable at $0.67 per share. Of the total options granted, 31,250 have vested and are available for exercise.

     Effective with the closing of the transaction with Tier One on March 28, 2006, we entered into two-year full-time employment agreements with Michael A. Willner and Robert J. Morris and appointed them Senior Vice-Presidents of our company. In the event of a corporate transaction the term of the agreement will be automatically extended for a period of four years from March 28, 2006, and any unvested options granted pursuant to the Agreement will immediately vest. Each employment agreement provides for a base salary of $120,000 and each person was granted options to purchase 1,000,000 shares of our common stock pursuant to our existing Stock Option/Stock Issuance Plan at $0.83 per share. The options will vest at the rate of 1/16th per calendar quarter beginning with the quarter ending March 31, 2006, with the first 62,500 options vesting on March 31, 2006, subject to early vesting in the event of a corporate transaction and in the event the person dies or is disabled, or if we terminate him without cause.

     Each of the employment agreements for the above named individuals contains the following provisions which apply to each of the parties:

     * Each employee, except Messrs Allhusen, Morris, and Willner, is eligible to receive an annual performance bonus between nothing and 100% of the then applicable base salary upon achievement of annual performance objectives payable either in cash or stock. For 2004 no specific performance bonuses were established, but bonuses were granted by the Compensation Committee based on a review of the employee's performance during 2004. Performance bonuses for 2004 were paid in common stock of Caneum only and no cash bonuses were granted. Performance objectives for subsequent years will be established by the Chairman, and in the case of performance objectives for the Chairman, by the compensation committee, for each calendar year beginning with the year ending December 31, 2005. These performance objectives have not yet been established.

     * Each employee, together with his spouse and dependents, is entitled to participate in any employee benefit plans maintained by the Company of general applicability to other senior executives, including, without limitation, group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

     *    The employee is entitled to four weeks paid vacation per year.

     * Each agreement contains customary termination provisions. The agreements will be terminated by Caneum due to the death or disability of the employee, in which event Caneum shall pay the base salary through the date of termination and all unexercised options will immediately vest. The agreement may also be terminated by Caneum for cause, in which event Caneum will pay the base salary through the date of termination, but all unexercised options shall lapse. Caneum may also terminate the agreements without cause upon ninety days' notice, in which event Caneum will pay the base salary through the date of termination, and all unexercised options will immediately vest, except in the case of Messrs Allhusen, Willner, and Morris, for whom only one-half of the unexercised options will vest. The employee may terminate the employment agreement at any time, in which event Caneum will pay the base salary through the date of termination, but all unexercised options shall lapse.

     * Each agreement also contains certain confidentiality covenants, but does not contain non-competition or anti-piracy provisions.

     * Each agreement contains covenants that for a period of twelve months following termination of employment, the employee will not solicit another employee to leave Caneum.

Equity Awards

     The following table sets forth certain information concerning unexercised options for the named parties that were outstanding as of December 31, 2006:

                 Outstanding Equity Awards at Fiscal Year-End

                                            Option Awards
                         ---------------------------------------------------
                          Number of      Number of
                         Securities     Securities
                         Underlying     Underlying
                         Unexercised    Unexercised
                           Options        Options      Exercise     Option
                             (#)            (#)         Price     Expiration
Name                     Exercisable   Unexercisable     ($)         Date
----                     -----------   -------------   --------   ----------
Suki Mudan                 954,546           0          $0.55      8/14/13
                            20,833        104,167       $0.70      9/29/16

Alan S. Knitowski          725,000           0          $0.55      8/14/13
                            20,833        104,167       $0.70      9/29/16

Gary D. Allhusen           750,000           0          $0.75      3/17/14
                            31,250        218,750       $0.67      6/22/16

Michael A. Willner         187,500        812,500       $0.83      3/28/16

Robert J. Morris           187,500        812,500       $0.83      3/28/16

     On December 18, 2002, our Board of Directors adopted the 2002 Stock Option/Stock Issuance Plan. Our shareholders approved the plan in June of 2003. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in the service of the company.

     There are 15,000,000 shares of common stock initially authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

     The plan is administered by our Compensation Committee, which is composed of Luan Dang and Avtar Singh Ranshi, two of our directors.

     Participants in the plan are to be selected by the plan administrator which is currently our Compensation Committee. The persons eligible to participate in the plan are as follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and
(c) consultants and other independent advisors who provide services to our company or any of its subsidiaries. Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to our company or one of its subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

     The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2012, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

     Stock option awards under the plan consist of nonstatutory stock options
(NSOs) and incentive stock options (ISOs). ISOs may be granted only to employees of our company or one of its subsidiaries.

     The purchase price under each option is established by the plan administrator, but in no event will it be less than 100% of the fair market value of our common stock for ISOs and 85% for NSOs. The price applicable to any option holder who holds more than 10 percent of our outstanding common stock will be 110% percent of fair market value. The aggregate exercise price, plus applicable taxes, are due and payable in cash or check on the date of the exercise of an option. However, the plan administrator may permit payment of the total amount due by a full-recourse, interest-bearing promissory note; payroll deductions in installments; shares of common stock valued at fair market value on the date of exercise of the option; or through a special sale and remittance procedure through a designated brokerage firm.

     The plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. The term of such an option will not be longer than five years in the case of any option holder who holds, on the date of the grant of an ISO, more than 10% of our outstanding common stock. Upon termination of services, the option holder will have a limited time in which to exercise vested options. The plan administrator will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 20 percent of the shares subject to the option and with an initial installment for vesting which is fixed for a longer period than one year from the date of grant of the option.

     During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign, encumber or transfer any right to the option. Upon the death of the person to whom an option has been granted, the option may be exercised only by those persons who inherit from the holder of the option by will or under the applicable laws of descent and distribution.

     The plan administrator has the authority, with the consent of the option holder affected, to cancel outstanding options and to grant in substitution therefore new options covering the same or a different number of shares of common stock at an exercise price per share based upon the fair market value per share of such stock on the date of the grant of a new option.

     At the discretion of the plan administrator, the consideration provided for the issuance of shares of common stock under the stock issuance plan will be satisfied in one or more of the following ways, or combinations thereof:
(a) in cash or check payable to us; (b) issuing of a full-recourse promissory note; (c) payroll deductions in installments; (d) past services rendered to us or one of our subsidiaries; or (e) the agreement of a participant to accept employment and the undertaking and performance of services with or to us or one of our subsidiaries.

     Stock issued under the stock issuance plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

     If employment with or service to us terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to us and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at any time by the plan administrator subject to such terms and conditions or on no terms and conditions as the plan administrator may determine.

Director Compensation

     The following table sets forth certain information concerning the compensation of our directors, excluding Mr. Mudan whose total compensation is set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2006:

                          Director Compensation
     ----------------------------------------------------------------
                             Stock            Option
                          Awards(1)(2)     Awards(1)(2)       Total
     Name                     ($)              ($)             ($)
     ----                 ------------     ------------     ---------
     Luan Dang                               $61,536         $61,536
     Robert F. Mitro        $48,725                          $48,725
     Avtar Singh Ranshi                      $24,786         $24,786
     __________
     (1) The value of stock and option awards was the 2006 compensation charge dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R.
     (2) As of December 31, 2006, the aggregate number of option awards outstanding for each director in the table was as follows:
          Mr. Dang 318,750; Mr. Mirto, 600,000; and Dr. Ranshi, 195,000.

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by our Board of Directors. The Board has adopted a policy to compensate non-employee directors. Each such director receives options for each year of service. At the commencement of each year of service as a non-employee director, the person receives options to purchase 25,000 shares. The options are exercisable at market value on the date of grant based upon the average closing bid price for the ten trading days immediately preceding appointment or the anniversary date. The Board also grants annual options to purchase 10,000 shares for these directors to serve on a committee of the board, and 5,000 shares to chair the committee. These options vest as to 25% of the options per quarter, starting on the date of grant. They expire ten years from the date of grant.

_____________________________________________________________________________

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS
_____________________________________________________________________________

     Eric Chess Bronk was a founder of our company. He was a director from the organization of the company on March 23, 2000, until December 19, 2002. Mr. Bronk served as president from March 23, 2000, until August 1, 2002, and he served as treasurer from March 23, 2000, until December 19, 2002. In connection with our organization in 2000, Mr. Bronk received 190,000 shares for services rendered to us, which services were valued at $1,900.

     Mr. Bronk is also the sole managing member of Cygni Capital LLC. Cygni Capital subleases office space to us on a month-to-month basis for $4,129 per month. On June 14, 2002, Cygni Capital loaned to us $1,862, and on
December 31, 2002, loaned $3,725, for operating expenses. These loans were repaid, with interest at 10% per annum, on June 1, 2003.

     On October 28, 2003, we granted to Mr. Bronk five-year options to purchase 150,000 shares of our common stock at $0.75 per share. The options were granted under our Stock Option/Stock Issuance Plan and 37,500 were granted in excess of the number of shares authorized under the plan at the time of the grant. The options vest at the rate of (i) one-twelfth (1/12th) each operating quarter in which the gross revenue for such quarter exceeds the gross revenue of the prior quarter, and/or one-twelfth (1/12th) for each $250,000 in gross revenue generated cumulatively in the aggregate since inception of the company; (ii) immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan; and,
(iii) any unvested options outstanding at December 31, 2006, shall automatically vest at that time. Because our Stock Option/Stock Issuance Plan was not amended within one year of the grant, the 37,500 options granted in excess of the number of shares authorized under the plan lapsed. On February 23, 2005, we entered into a settlement agreement with Mr. Bronk and issued warrants to purchase 50,000 shares at $0.75 per share. These warrants were issued to Mr. Bronk in part to replace the options which lapsed and to reward him for additional services performed subsequent to the original grant of options. The warrants are exercisable immediately and expire on ctober 28, 2008. The exercise price for the warrants may be paid in cash or with shares of our stock, the warrants, or the cancellation of any debt.

     On May 28, 2004, we granted to Mr. Bronk five-year options to purchase 100,000 shares of our common stock at $0.75 per share. The options were granted under our Stock Option/Stock Issuance Plan. The options vest at the rate of (i) one-twelfth (1/12th) each operating quarter in which the gross revenue for such quarter exceeds the gross revenue of the prior quarter, and/or one-twelfth (1/12th) for each $250,000 in gross revenue generated cumulatively in the aggregate since inception of the company; and
(ii) immediately in the event of a Corporate Transaction, as defined in the 2002 Stock Option/Stock Issuance Plan. These options were granted for consulting services.

     In March 2006 we acquired all of the outstanding stock of Tier One Consulting, Inc. from Messrs Willner and Morris, who subsequently became executive officers of our company. As subsequently amended on November 2, 2006, the purchase price for the shares of Tier One was $3,070,000. Of the total purchase price, $1,375,000 was paid at closing, and we agreed to pay two equal installments of $687,500 due on the first and second anniversary of
the closing, and $13,333 is payable each month for 24 monthly payments.   The
installment payments are subject to adjustment for certain set-offs for any post-closing undisclosed liabilities of Tier One, enforcement of indemnification provisions by Tier One in the agreement, a decline in the EBIT calculation in the Tier One audited financial statements for 2005, or any increase or decrease in the estimated cost of the audit of the Tier One financial statements for 2005. In March 2007, we amended the Tier One acquisition agreement to reduce the amount payable on the first anniversary and to restructure the payment. The first anniversary payment was offset by $1,975 and reduced to $685,525. On March 28, 2007, we paid a total of $341,775 to Messrs Willner and Morris, with the balance of the adjusted first anniversary payment payable in installments of $10,000 each per month beginning April 1, 2007. The unpaid balance will bear interest at 8% per annum and we have agreed to use our best efforts to increase the amount of the monthly payments and to prepay the balance prior to December 31, 2007.

     On January 2, 2007, we entered into an agreement to pay $1,250 of the rent on office space of Curo Capital, LLC, a company controlled by Alan Knitowski, our Chairman, and Luan Dang, one of our directors. The agreement expires on December 31, 2008, and acts as the office of the Chairman for our company.

     During 2006 we paid a consulting fee to Robert F. Mitro, one of our directors, of $5,000 per month, payable in shares of our common stock. The consulting agreement with Mr. Mitro expired on October 23, 2006.

_____________________________________________________________________________

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                   (ITEM 2)
_____________________________________________________________________________

     The Audit Committee has appointed LevitZacks as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification by the Company's shareholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of LevitZacks as the Company's independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Company's shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain LevitZacks or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company's shareholders.

     Representatives of LevitZacks, which also served as our independent registered public accounting firm for 2006, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding the Company's relationship with LevitZacks, please refer to "Fees Paid to Independent Registered Public Accounting Firm" on page 9 of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2, WHICH RATIFIES THE APPOINTMENT OF LEVITZACKS AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

_____________________________________________________________________________

                  LIMITATION OF LIABILITY PROPOSAL (ITEM 3)
_____________________________________________________________________________

     The Board of Directors is proposing that Article VIII be added to Company's Articles of Incorporation to read as follows:

          No director or officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of NRS 78.300.
          Notwithstanding anything contained in the Articles of Incorporation to the contrary, the personal liability of the directors or officers of the corporation is hereby eliminated to the fullest extent permitted by the applicable provisions of the Nevada Revised Statutes, as the same may be amended and supplemented. In addition, the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The Company believes that it will be better able to attract and retain qualified directors and officers by limiting the potential for monetary claims against such persons. The increasing frequency of litigated claims against directors and officers has greatly expanded the risks to directors and officers of exercising their respective duties. The time and money required to respond to and litigate such claims can be substantial. The Company believes the proposed amendment eliminates monetary liability by applying the provision under Nevada law and under California law, which may be applicable to the Company. It may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter shareholders from instituting litigation against both directors and officers for breach of their duty of care, even though such an action might benefit the Company and its shareholders. However, the Board of Directors believes this concern is outweighed by the benefit to the Company of retaining highly qualified directors. The Board of Directors believes that the proposed amendment to the Articles of Incorporation may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

     While the proposed amendment may be viewed as further limiting the rights of shareholders in some respects, the Board of Directors believes, however, that these provisions will help balance the legal obligations of, and protections for, directors and officers, and will contribute to the quality and stability of the Company's corporate governance. The Board of Directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders.

     In addition to applicable provisions under Nevada law relating to the Company as a Nevada corporation, certain provisions of California corporate law may apply to the Company. Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Currently, management believes the Company meets this test and would be considered a pseudo California corporation, even though it was incorporated under the laws of the State of Nevada. This designation as a pseudo California corporation would continue until the end of the first year following a year in which we did not meet one of these tests.

     Among the substantive provisions applicable to a pseudo California corporation are laws relating to the directors' standard of care and the liability of directors for unlawful distributions, as such may be applicable to the elimination of monetary liability of directors. The Company is proposing to eliminate the monetary liability of both directors and officers to the extent permissible under Nevada and California law. California and Nevada have similar laws respecting provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting limitation of liability.

     California law permits eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation (a "derivative suit") for breach of a director's duties to the corporation and its shareholders; provided, however, that the corporation may not eliminate or limit liability for (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; and (vii) liability for improper distributions, loans, or guarantees. California law also provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, which in this case will be the date of the Annual Meeting, if such provision is approved. Further, California law provides that such a provision cannot eliminate or limit the liability of an officer for any act or omission as an officer, even if that officer is also a director or that his actions, if negligent or improper, were ratified by the Board of Directors.

     Under Nevada law, such a provision may not eliminate or limit director or officer monetary liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of certain prohibited distributions. Such limitation of liability provision also may not limit a director's or officer's liability for violation of, or otherwise relieve the corporation or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     THE MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A PERSONAL INTEREST IN EFFECTING THE PROPOSED AMENDMENT, BECAUSE, AS DIRECTORS OR ALSO AS OFFICERS OF THE COMPANY, THEY MAY PERSONALLY BENEFIT FROM THE LIMITATIONS ON LIABILITY CONTAINED IN THE AMENDMENT. NEVERTHELESS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3, WHICH AMENDS THE ARTICLES OF INCORPORATION TO LIMIT THE MONETARY LIABILITY OF DIRECTORS AND OFFICERS UNDER BOTH NEVADA AND CALIFORNIA LAW.

_____________________________________________________________________________

                            ADDITIONAL INFORMATION
_____________________________________________________________________________

Information About Shareholder Proposals

     If you wish to submit a proposal for inclusion in next year's proxy statement and proxy, we must receive the proposal on or before ___________, 2007, which is 120 calendar days prior to the anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy, in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Caneum, Inc., 170 Newport Center Drive, Suite 210, Newport Beach, CA 92660.

Additional Filings

     A link to the Company's Forms 10-KSB, 10-QSB, 8-K and all amendments to those reports are available without charge through the Company's website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at the Company's website (www.caneum.com) by clicking on "Investor Relations," and then "Caneum Public Filings." Information on our website is not considered part of this Proxy Statement.

_____________________________________________________________________________

                                OTHER BUSINESS
_____________________________________________________________________________

     The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting.

     In lieu of a separate annual report, the Company is furnishing with this Proxy Statement a copy of the Company's 2006 Annual Report on Form 10-KSB. Also, the Company will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2006, as filed with the Securities and Exchange Commission. Any such request should be directed to Caneum, Inc., Investor Relations, 170 Newport Center Drive, Suite 210, Newport Beach, CA 92660; telephone (949) 273-4004.

By Order of the Board of Directors,


Suki Mudan, President

                                CANEUM, INC.
                       ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, May 31, 2007
                          170 Newport Center Drive
                                 Suite 210
                          Newport Beach, CA  92660

The Board of Directors solicits this proxy for use at the Annual Meeting on Thursday, May 31, 2007.

     The stockholder(s) whose signature(s) appear(s) on this proxy card hereby appoint(s) Suki Mudan and Alan S. Knitowski or either of them, each with full power of substitution, as proxies, to vote all shares of common stock in Caneum, Inc. which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2007 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

     Mark, sign, and date your proxy card and return it in the envelope provided so that it is received by May 29, 2007. Proxy cards will be sent to our transfer agent and forwarded to us before the meeting.


                YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


The Board of Directors Recommends a Vote "FOR" all Nominees:

1.   Election of directors -  01 Suki Mudan
                              02 Alan S. Knitowski
                              03 Luan Dang
                              04 Robert F. Mitro
                              05 Avtar Singh Ranshi

               [ ]  Vote FOR all nominees    [ ]  Vote WITHHELD
                    (except as noted below)       from all nominees

     To withhold authority to vote for any
     nominee, write the number(s) of the           ___________________
     nominee(s) in the box provided to the right. |                   |
                                                  |                   |
     To cumulate votes, write "cumulate for" in   |___________________|
     the box provided to the right, followed by the name of the nominee(s) and the number of votes to be cast for each nominee.



The Board of Directors Recommends a Vote "FOR" Items 2 and 3:

2. Ratification of the appointment of LevitZacks, Certified Public Accountants, as our independent registered public accountant for the fiscal year ending December 31, 2007

              [ ] For          [ ] Against          [ ] Abstain

3. Proposal to add Article VIII to the Company's Articles of Incorporation to limit the monetary liability of directors and officers under both Nevada and California law

              [ ] For          [ ] Against          [ ] Abstain


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" all nominees and "FOR" ITEMS 2 and 3.
                              Date  ______________________________

                                    _____________________________
                                   |                             |
                                   |                             |
                                   |                             |
                                   |_____________________________|

                                   Signature(s) in Box

                                   Please sign exactly as your name(s)
                                   appears on Proxy. If held in joint
                                   tenancy, all persons should sign.
                                   Trustees, administrators, etc., should
                                   include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.